Exhibit 99.1

Vicarious Surgical Receives Delisting Notice From NYSE

March 4, 2026

WALTHAM, MA – (BUSINESS WIRE) – Vicarious Surgical Inc. (NYSE: RBOT) (the “Company”), a next-generation robotics technology company seeking to improve lives by transforming robotic surgery, today announced that on March 3, 2026, it received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that the NYSE has commenced the process of delisting the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). Trading on the Company’s Common Stock on the NYSE was suspended after market close on March 3, 2026.

The NYSE has determined that the Company has fallen below the continued listing standard, requiring listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15,000,000, pursuant to Section 802.01B of the NYSE Listed Company Manual. The NYSE has stated that it will apply to the Securities and Exchange Commission (the “SEC”) to delist the Common Stock upon completion of all applicable procedures, including any appeal by the Company of the NYSE’s delisting determination, which appeal must be made within ten business days from receipt of the Notice. The Company is evaluating whether to appeal the delisting determination.

The Company has received approval of its application to have the Common Stock quoted on the OTCID market tier (“OTCID”) operated by The OTC Markets Group, Inc. (“OTC Markets”). The Company expects the Common Stock will commence quotation on the OTCID at the open of business on March 4, 2026 under the current trading symbol of “RBOT.”

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next-generation surgical robotics company, developing a unique disruptive technology with the multiple goals of substantially increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to virtually transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and has received backing by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

In accordance with guidance provided by the SEC regarding use by a company of its websites and social media channels as a means to disclose material information to investors and to comply with its disclosure obligations under Regulation FD, the Company hereby notifies investors, the media and other interested parties that it intends to continue to use its investor relations website (https://investor.vicarioussurgical.com/), its LinkedIn page(https://linkedin.com/company/vicarious-surgical/) and its X feed (@VicariousSurg) to publish important information about the Company, including information that may be deemed material to investors. The list of social media channels that the Company uses may be updated on its investor relations website from time to time. The Company encourages investors, the media, and other interested parties to review the information the Company posts on its website and social media channels as described above, in addition to information announced by the Company through its SEC filings, press releases and public conference calls and webcasts.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation, statements regarding the timing of quotation of the Common Stock on the OTCID and the potential for the Company to appeal the delisting determination, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: future fluctuations in the Company’s market capitalization and stockholders’ equity; the expected timing for quotation on the OTCID; the Company’s future business strategy; the approval, commercialization and adoption of the Company’s initial product candidates and the success of its single-port surgical robot, called the Vicarious Surgical System, and any of its future product candidates and service offerings; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company’s product and service development activities; the potential attributes and benefits of the Company’s product candidates and services; the Company’s ability to obtain and maintain regulatory approval for the Vicarious Surgical System, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical System; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing license, manufacture, supply and distribution agreements; the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; the size and growth potential of the markets for the Company’s product candidates and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s product candidates and services and reimbursement for medical procedures conducted using its product candidates and services; the company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; economic downturns, political and market conditions and their potential to adversely affect the Company’s business, financial condition and results of operations; the Company’s intellectual property rights and its ability to protect or enforce those rights, and the impact on its business, results and financial condition if it is unsuccessful in doing so; and other risks and uncertainties indicated from time to time in the Company’s filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact

ir@vicarioussurgical.com

Media Inquiries

media@vicarioussurgical.com

Source: Vicarious Surgical Inc.